Exhibit 99.3

STOCK PURCHASE AGREEMENT

dated as of October 3, 2008

entered into by

Rotate Black, Inc.

and

Rotate Black Gaming Inc.

And

Rotate Black, LLC

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (“Agreement”) is entered into as of October 3, 2008 by and among Rotate Black, Inc., a Nevada Corporation (“Rotate Black”)(“Purchaser”), and Rotate Black, LLC a Michigan Limited Liability Company  (“Seller”).

Recital

A.

Rotate Black Gaming Inc., a wholly owned subsidiary of Rotate Black, LLC  (the “Company”) is engaged in the business of developing and managing casino resorts (the “Business”).

B.

Seller desires to sell, and Purchaser desires to

C.

purchase, Seventy Five Percent (75%) of all the issued and outstanding capital stock held by Seller in Rotate Black Gaming, Inc. for the issuance of 26,560,000 shares of Rotate Black, Inc. common stock valued at $0.50 per share and upon the terms and subject to the conditions of this Agreement.

Article 1
Definitions

Certain capitalized terms used in this Agreement are defined in Annex I.

Article 2
The Transaction

2.1.

Purchase and Sale of Securities. Subject to the terms and conditions of this Agreement, Purchaser agrees to purchase at the Closing (as defined below), and Seller agrees to sell and issue to Purchaser at the Closing, Seventy Five Percent (75%) of all the issued and outstanding shares of the capital stock of the Company, consisting of 37,942,857 shares of common stock, .01 par value per share (the “Shares”), free and clear of any Liens.

2.2.

Commitment Fee. Pursuant to this agreement and upon the execution of this agreement Purchaser shall deliver 4,890,000 shares of common stock in Rotate Black, Inc. to Seller.

Article 3
Closing

3.1.

Closing. The closing (“Closing”) of the Contemplated Transaction shall take place on November 11, 2008 at 10:00 a.m., at the offices of Rotate Black, Inc., 932 Spring Street, Petoskey, Michigan 49770 or on such earlier date or at such other time and place as the Parties may agree in writing (the date of Closing shall be referred to as the “Closing Date”). The Parties agree that the delivery of executed documents at Closing may be made by facsimile with delivery of the originals the next two Business Days by overnight courier service.

3.2.

Closing Events. At Closing, the following events shall take place, all of which shall be considered to take place concurrently:

(a)

Deliveries by Seller.

Seller shall make the following deliveries:

(i)

Seller shall deliver to Purchaser stock certificates representing Seventy Five Percent (75%) of all the Shares, together with assignments to Purchaser separate from certificate, dated the Closing Date and duly executed by Seller and including stamps or other proper evidence of the payment of any stock transfer or similar Taxes due as a result of the transfer of the Shares.

(ii)

Seller shall deliver to Purchaser a certificate executed by Seller certifying to Purchaser and Rotate Black that:

(A)

the representations and warranties of Seller in Article 5, as qualified or limited by any exceptions in the Schedules to Article 5, were true and correct in all material respects as of the date of this Agreement;

(B)

the representations and warranties of Seller in Article 5, as qualified or limited by any exceptions in the Schedules to Article 5, are true and correct in all material respects on the Closing Date as if made at and as of Closing;

(C)

Seller has performed, complied with or satisfied in all material respects all the obligations, agreements and conditions under this Agreement that it is required to perform, comply with or satisfy prior to or at Closing; and

(iii)

Seller shall deliver to Purchaser a certified copy of the Company’s certificate of incorporation and by-laws;

(iv)

Seller shall deliver to Purchaser a certificate of good standing of the Company issued not earlier than 10 days prior to the Closing Date by the State of Nevada and by each other jurisdiction in which it is qualified or registered to do business as a foreign corporation;

(v)

Seller shall deliver to Purchaser a certified copy of the resolutions of the board of directors of the Company authorizing the execution, deliver and performance of this Agreement;

(vi)

Seller shall deliver to Purchaser the resignations of each officer and each member of the board of directors of the Company effective as of the Closing;

(vii)

Seller shall deliver to Purchaser a General Release of the Company, dated as of the Closing Date, duly executed by Seller and each of the directors and officers of the Company;

(viii)

Seller shall deliver to Purchaser the stock records and corporate minute books of the Company;

(ix)

Seller shall deliver to Purchaser all instruments or documents necessary to change the names of the individuals who have access to or are authorized to make withdrawals from or dispositions of all bank accounts, other accounts, certificates of deposits, marketable securities, other investments, safe deposit boxes, lock boxes and safes of the Company; and

(x)

Seller shall deliver to Purchaser any other documents and instruments that Purchaser, Rotate Black or their counsel reasonably requests.

(b)

Deliveries by Purchaser.

Purchaser shall make the following deliveries:

(i)

Purchaser shall deliver to Seller an Officer’s Certificate, joined in by Rotate Black, certifying to Seller that:

(A)

the representations and warranties of Purchaser and Rotate Black in Article 6 were true and correct in all material respects as of the date of this Agreement;

(B)

the representations and warranties of Purchaser and Rotate Black in Article 6 are true and correct in all material respects on the Closing Date as if made at and as of Closing;

(C)

Purchaser and Rotate Black have performed, complied with or satisfied in all material respects all the obligations, agreements and conditions under this Agreement that each is required to perform, comply with or satisfy prior to or at Closing; and

(D)

resolutions in the form attached to the Officer’s Certificate were duly adopted by the board of directors of Purchaser and Rotate Black, respectively, to authorize the execution, delivery and performance of this Agreement;

(ii)

Purchaser shall deliver to Seller a certified copy of Purchaser’s certificate of incorporation and by-laws;

(iii)

Purchaser shall deliver to Seller a certificate of good standing of Purchaser issued not earlier than 10 days prior to the Closing Date by the Secretary of State of Delaware;

(iv)

Purchaser shall deliver to Seller a certified copy of the resolutions of Rotate Black’s board of directors authorizing the execution, delivery and performance of this Agreement; and

(v)

Purchaser shall deliver to Seller any other documents and instruments that Seller or their counsel reasonably requests.

(c)

Closing Documents. All Closing Documents delivered at Closing pursuant to Sections 4.2(a), (b) and (c) shall be in form and substance reasonably satisfactory to both the delivering and receiving Parties and their respective counsel.

(d)

Future Deliveries. Seller agrees to deliver to Purchaser following the Closing any additional documents or instruments that Purchaser reasonably requests in order to evidence and confirm the sale and transfer of the Shares and the other transactions under or pursuant to this Agreement. Purchaser and Rotate Black agree to deliver to Seller following the Closing any additional documents or instruments that Seller reasonably requests in order to evidence and confirm the sale and transfer of the Shares and the other transactions under or pursuant to this Agreement.

Article 4
Representations and Warranties
of Seller

In order to induce Purchaser and Rotate Black to enter into this Agreement, Seller represents and warrants to Purchaser and Rotate Black that the statements in this Article 5 are true and correct as of the date of this Agreement, and will be true and correct on the Closing Date as if made at and as of Closing, except to the extent that any statement in this Article 5 is qualified or limited by an exception in a Schedule:

4.1.

Authorization.

(a)

This Agreement constitutes, and upon Seller’s execution and delivery of its Closing Documents (and assuming execution and delivery by the other party or parties, if any), Seller’s Closing Documents will constitute, a legal, valid and binding obligation of Seller enforceable against it in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

4.2.

Organization and Ownership

(a)

The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Nevada, with full corporate power and authority to conduct its Business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform its obligations under all Contracts.

(b)

Seller has delivered copies to Purchaser of the Company’s Organizational Documents.

(c)

The Company does not own, directly or indirectly, or have the right to acquire, any share of capital stock, partnership interest, joint venture interest or other security or equity interest in any corporation, limited liability company, partnership, joint venture or other entity.

4.3.

Capital Structure.

(a)

The authorized capital stock of the Company solely consists of 100,000,000 shares of common stock, $.01 par value, of which 37,942,857 shares are issued and outstanding as set forth on Schedule II.

(b)

Seller is the sole record and beneficial owner of the Shares as set forth on Schedule II, and has good and marketable title to the Shares, free and clear of any Liens.

(c)

The Company has never authorized, sold or issued any securities other than the Shares. Except for Seller, there are no other record or beneficial owners of any shares of Shares or other securities of the Company. All offerings, sales and issuances by the Company of any shares of capital stock were conducted in material compliance with all applicable federal and state securities Laws and all applicable state corporation Laws. All outstanding shares of Shares are validly issued, fully paid, nonassessable and not subject to any preemptive rights, or to any agreement to which the Company is a party or by which the Company may be bound. There are no options, warrants, calls, conversion rights, commitments, agreements, contracts, understandings, restrictions, arrangements or rights of any character to which the Company is a party or by which the Company may be bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock. the Company does not have outstanding any bonds, debentures, notes or other indebtedness the holders of which (i) have the right to vote (or which are convertible or exercisable into securities having the right to vote) with holders of shares of common stock on any matter or (ii) are or will become entitled to receive any payment as a result of the execution of this Agreement or the completion of the transactions contemplated hereby.

4.4.

No Violation. Except as disclosed on Schedule 5.4, the Seller’s execution, delivery and performance of this Agreement, and the consummation the Contemplated Transaction, will not, either directly or indirectly (and with or without Notice or the passage of time or both):

(a)

violate or conflict with any of the Company’s Organizational Documents or any resolution adopted by the Company’s board of directors or by Seller;

(b)

result in a Default under any Customer Contract or other Contract to which it is a party or by which it is bound;

(c)

result in the imposition or creation of a Lien upon any of the assets that it owns or uses;

(d)

violate or conflict with, or give any Governmental Authority or other Person the right to challenge the Contemplated Transaction or to obtain any other relief under, any Law or Order to which it is subject;

(e)

violate or conflict with, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Permit that it holds; or

(f)

cause it to become subject to or liable for the payment of any Tax.

4.5.

Consents. Except as disclosed on Schedule 5.5, the Seller’s execution, delivery and performance of this Agreement and each of its Closing Documents does not require any Notice to, filing with, Permit from or other Consent of any Governmental Authority or other Person.

4.6.

Financial Statements.

(a)

Except as disclosed on Schedule 5.6(a), the Financial Statements fairly present in all material respects the financial position and results of operations of the Company as of the dates indicated and for the periods then ended, in conformity with GAAP applied on a consistent basis.

(b)

Except as disclosed on Schedule 5.6 (b), the Interim Financial Statements fairly present in all material respects the financial position and results of operations of the Company as of August 15, 2008, in conformity with GAAP applied on a basis consistent with the Financial Statements, subject to normal year-end adjustments and to the lack of footnotes and other presentation items (none of which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect).

(c)

Seller has delivered copies to Purchaser of the Company’s Financial Statements and Interim Financial Statements.

4.7.

Books and Records. The Company’s Books and Records are complete and correct in all material respects and have been maintained in accordance with sound business practices.

4.8.

Title to Assets.

(a)

The Company owns or has a license or a leasehold interest in all the tangible and intangible assets of any type or kind that it purports to own, license or lease.

(b)

Except as disclosed on Schedule 5.8(b), the Company has good and marketable title to all its assets, free and clear of any Liens other than Permitted Liens.

(c)

The Company’s assets constitute, collectively, all the tangible and intangible assets relating to or used, held for use or useful in the conduct of the Business and are sufficient to enable the Business to be operated in the same manner that it is currently operated.

4.9.

Accounts Receivable and Account Payable. Except as disclosed in Schedule 5.9.a, the Company’s Accounts Receivable represent valid obligations and have arisen solely out of bona fide sales and deliveries of goods, performance of services and other business transactions in the Ordinary Course of Business, are not subject to valid defenses, set-off or counterclaims, and are collectible in full at their recorded amounts. Purchaser shall assign these receivables as of October 3, 2008, to the Purchaser.

4.10.

Equipment and Vehicles.

(a)

Schedule 5.10(a) consists of two subschedules containing complete and accurate lists of the following assets owned by the Company as of the date of this Agreement:

(i)

all Equipment, identifying each piece of Equipment by description and location (Schedule 5.10 (a)(1)); and

(ii)

all Vehicles, identifying each Vehicle by make, year, model and location (Schedule 5.10 (a)(2)).

(b)

Except as disclosed in Schedule 5.10 (b), each piece of Equipment or Vehicle listed on Schedule 5.10 (a), (i) has been maintained in accordance with normal industry practice, (ii) is in good operating condition and repair (except for normal wear and tear), (iii) is free from patent defects other than minor defects that do not interfere with its continued use and (iv) is suitable for the purposes for which it is currently used.

4.11.

Inventory. Except as disclosed in Schedule 5.11, the Company’s Inventory is fit for the purpose for which it was purchased and is not obsolete, damaged or defective.

4.12.

Real Property. The Company does not own any Real Property.

4.13.

Contracts.

(a)

Schedule 5.13(a) consists of 15 subschedules containing complete and accurate lists of the following Contracts of the Company as of the date of this Agreement:

(i)

all Customer Contracts (Schedule 5.13 (a)(1));

(ii)

all Facility Leases (Schedule 5.13 (a)(2));

(iii)

all Equipment Leases (Schedule 5.13 (a)(3));

(iv)

all Vehicle Leases (Schedule 5.13 (a)(4));

(v)

all Contracts (or series of related Contracts) for the purchase or sale of raw materials, parts, supplies, products or other personal property, or for the furnishing or receipt of services other than the Company’s providing services to customers, the performance of which will extend over a period of more than one year or involve payments in an amount exceeding $10,000 (Schedule 5.13 (a)(5));

(vi)

all Contracts with lenders evidencing or securing any loan or other Liability (Schedule 5.13 (a)(6));

(vii)

all Contracts with any Related Party (Schedule 5.13 (a)(7));

(viii)

all Contracts by which the Company has guaranteed the contractual performance of or any payment by another Person (Schedule 5.13 (a)(8);

(ix)

all powers of attorney and other Contracts by which the Company has authorized another Person to act as its attorney-in-fact or agent (Schedule 5.13 (a)(9));

(x)

all Contracts creating a partnership or joint venture with another Person or involving a sharing of profits, losses, costs or Liabilities with another Person (Schedule 5.13 (a)(10));

(xi)

all Contracts that restrict or purport to restrict the geographical area or scope of the Company’s business activities or that restrict the geographical area or scope of business activities of another Person for the Company’s benefit (Schedule 5.13 (a)(11));

(xii)

all Contracts granting a right of first refusal or first negotiation (Schedule 5.13 (a)(12));

(xiii)

all Contracts relating to employment, employee compensation, termination of employment or consulting services that are not terminable at will by the Company (Schedule 5.13 (a)(13));

(xiv)

all Contracts relating to the license of, or the payment of a royalty for the use of, any Software or Intangible (Schedule 5.13 (a)(14)); and

(xv)

all Contracts (or series of related Contracts) entered into outside of the Ordinary Course of Business and involving the expenditure or receipt by any party of an amount exceeding $10,000 (Schedule 5.13 (a)(15)).

(b)

Except as disclosed in Schedule 5.13 (b), each Contract listed on Schedule 5.13 (a) is legal, valid, binding and enforceable in accordance with its terms by the Company, (ii) is in full force and effect, (iii) may be assigned to Purchaser by the Company and (iv) when so assigned at Closing, will remain in full force and effect on identical terms and will be enforceable by Purchaser in accordance with its terms.

(c)

Except as disclosed in Schedule 5.13 (c), and, in the case of a Facility Lease, except for any landlord’s or other statutory lien incidental to the Ordinary Course of Business, the Company’s interest in each Contract listed on Schedule 5.13 (a) is free and clear of any Liens.

(d)

Except as disclosed in Schedule 5.13 (d):

(i)

(i) neither the Company nor, to the Knowledge of the Seller, no other party to a Contract listed on Schedule 5.13 (a) is in Default in a material respect under the Contract, and (ii) no event has occurred or circumstance exists (other than a provision in a Contract that permits a party to terminate the Contract solely by giving Notice) that (with or without Notice or the passage of time or both) could result in a Default in a material respect under a Contract listed on Schedule 5.13 (a) or could give any party to a Contract listed on Schedule 5.13 (a) the right to exercise any remedy under the Contract or to cancel, terminate or modify the Contract;

(ii)

the Company has not given Notice to or received Notice from any other Person relating to an alleged, possible or potential Default under any Contract listed on Schedule 5.13 (a);

(iii)

each Customer Contract listed on Schedule 5.13 (a)(1) has been entered into by the Company in the Ordinary Course of Business and without the commission of any act, either alone or in concert with any other Person, and without any consideration having been paid or promised, that is or would be in violation of any Law or Order; and

(iv)

each piece of Equipment leased under an Equipment Lease listed on Schedule 5.13 (a)(3) and each Vehicle leased under a Vehicle Lease listed on Schedule 5.13 (a)(4) (i) has been maintained in accordance with normal industry practice, (ii) is in good operating condition and repair (except for normal wear and tear), (iii) is free from patent defects other than minor defects that do not interfere with its continued use and (iv) is suitable for the purposes for which it is currently used.

(e)

Seller has delivered to Purchaser (i) copies of all written Contracts listed on Schedule 5.13 (a), (ii) a written description of all oral Contracts, if any, listed on Schedule 5.13 (a), (iii) copies of all written amendments or modifications of or supplements to the Contracts listed on Schedule 5.13 (a) and (iv) a written description of all oral amendments or modifications of or supplements to the Contracts listed on Schedule 5.13 (a), if any.

4.14.

Other Intangibles.

(a)

Schedule 5.14 (a)

(i)

a complete and accurate list of all licenses, sublicenses and other Contracts covering or relating to any of the Company’s Intangibles (Schedule 5.14 (a).

(b)

The Company has adequately maintained all Copyrights and trade secrets and other Proprietary Information in respect of the Company’s Intangibles.

(c)

Except as disclosed on Schedule 5.14 (b), in respect of each license, sublicense or other Contract listed on Schedule 5.14 (a):

(i)

(i) the Contract is legal, valid, binding and enforceable in accordance with its terms by and against the Company, (ii) the Contract is in full force and effect, (iii) the Company’s interest in the Contract may be assigned to Purchaser and (iv), when so assigned at Closing, the Contract will remain in full force and effect on identical terms and will be enforceable by Purchaser in accordance with its terms;

(ii)

neither the Company nor, to the Knowledge of the Company, no other party to the Contract is in Default in a material respect under the Contract, and no event has occurred or circumstance exists (other than a provision in the Contract that permits a party to terminate the Contract solely by giving Notice) that (with or without Notice or the passage of time or both) could result in a Default in a material respect under the Contract or could give any party to the Contract the right to exercise any remedy under the Contract or to cancel, terminate or modify the Contract; and

(iii)

the Company has not given Notice to or received Notice from any other Person relating to an alleged, possible or potential Default under the Contract.

(d)

No Suit is pending or is being or has been Threatened that challenges the legality, validity, enforceability or ownership of any license, sublicense or other Contract covering or relating to any of the Company’s Intangibles.

(e)

There is no Law or Order prohibiting or restricting the use of any of the Company’s Intangibles in any jurisdiction or on the export or import of any of the Company’s Intangibles from or to any jurisdiction.

(f)

The Company has delivered to Purchaser (i) copies of all written Contracts listed on Schedule 5.14 (a) and (ii) copies of all written amendments or modifications of or supplements to the Contracts listed on Schedule 5.14 (a).

4.15.

Permits.

(a)

Schedule 5.15(a) contains a complete and accurate list of all Permits held by the Company as of the date of this Agreement.

(b)

Except as disclosed in Schedule 5.15 (b):

(i)

all Permits listed on Schedule 5.15 (a) are valid and in full force and effect, and no other Permits are required for the lawful conduct of the Business as it is currently conducted;

(ii)

the Company has conducted the Business in all material respects in compliance with the applicable Permits listed on Schedule 5.15 (a);

(iii)

no event has occurred or, to the Knowledge of the Company, circumstance exists that (with or without Notice or the passage of time or both) could (i) constitute or result in a violation of or failure to comply with any Permit listed on Schedule 5.15 (a) or (ii) result in the revocation, withdrawal, suspension, cancellation, termination (other than on the normal termination or expiration date) or material modification of any Permit listed;

(iv)

the Company has not received Notice from any Governmental Authority or other Person regarding (i) any actual, alleged or potential violation of or failure to comply with any applicable Permit listed on Schedule 5.15 (a) or (ii) any actual, proposed or potential revocation, withdrawal, suspension, cancellation, termination or modification of any Permit listed; and

(v)

the Company has duly filed on a timely basis all applications that were required to be filed for the renewal of the applicable Permits listed on Schedule 5.15 (a), and has duly made on a timely basis all other filings required to have been made in respect of the applicable Permits listed.

(c)

the Company has delivered copies to Purchaser of all Permits listed on Schedule 5.15 (a).

4.16.

Undisclosed Liabilities. Except as disclosed on Schedule 5.16, as of the date of this Agreement, the Company does not have, and as of the Closing Date, the Company will not have, any Liabilities except for (i) Liabilities reflected on the balance sheet contained in the Interim Financial Statements and (ii) Liabilities that have arisen since December 31, 2003 in the Ordinary Course of Business.

4.17.

Taxes

(a)

The Company has filed all Tax Returns that it was required to file prior to the date of this Agreement and will timely file all Tax Returns that it may be required to file on or after the date of this Agreement and prior to the Closing Date as set forth in Schedule 5.17(a). All Tax Returns that the Company filed prior to the date of this Agreement were correct and complete in all material respects, and all Taxes due in connection with these returns have been paid. All Tax Returns that the Company files on or after the date of this Agreement and prior to the Closing Date will be correct and complete in all material respects, and all Taxes due in connection with these returns will be paid when due.

(b)

To the Knowledge of the Company, no Tax Return that the Company filed prior to the date of this Agreement is currently under audit or examination, and neither the Company has received Notice from any Governmental Authority that (i) any Tax Return that the Company filed will be audited or examined or (ii) the Company is or may be liable for additional Taxes in respect of any Tax Return or for the payment of Taxes in respect of a Tax Return that it did not file (because, for example, it believed that it was not subject to taxation by the jurisdiction in question).

(c)

The Company has withheld and paid to the proper Governmental Authority all Taxes that it was required to withhold and pay in respect of compensation or other amounts paid to any employee or independent contractor.

(d)

Except as disclosed on Schedule 5.17(d), the Company has not extended the time in which to file any Tax Return, waived the statute of limitations for any Tax or agreed to any extension of time for a Tax assessment or deficiency.

(e)

The Company has not filed a consent under § 341(f) of the Internal Revenue Code (relating to collapsible corporations) or made any payments, or is or could become obligated under an existing Contract to make any payments, that are not deductible under §280G of the Internal Revenue Code (relating to “golden parachute” payments).

(f)

Except as disclosed on Schedule 5.17(f), the Company is not a party to any agreement providing for the allocation or sharing of Taxes, and the Company has no liability under Treasury Regulation § 1.1502-6 or any similar provision of Law for U.S. federal income Taxes or any other Tax of any Person other than itself.

4.18.

No Material Adverse Change. Since October 6, 2008, there has not been any material adverse change in the Business or in the Company’s financial position, results of operations or assets.

4.19.

Employee Benefits

(a)

Schedule 5.19(a) contains a complete and accurate list of all Employee Benefit Plans under which the Company has any Liability or obligation, whether contingent or otherwise.

(b)

Except as disclosed on Schedule 5.19(b), in the case of each Employee Benefit Plan listed on Schedule 5.19(a):

(i)

the plan (and each related trust or insurance policy) complies in form and in operation in all material respects with the applicable requirements of ERISA and the Internal Revenue Code, as the case may be (or complied in form and operation while Seller maintained or contributed to or was bound by the plan or its employees participated in the plan);

(ii)

all required contributions to or premiums or other payments in respect of the plan have been timely paid, and all required reports and descriptions have been filed with the proper Governmental Authority or distributed to participants as appropriate;

(iii)

there have been no “reportable events” (as defined in § 4043 of ERISA) or “prohibited transactions” (as defined in § 406 of ERISA and § 4975 of the Internal Revenue Code) in respect of the plan; and

(iv)

no Suit in respect of the administration of the plan or the investment of plan assets is pending or, to the Knowledge of the Company, Threatened, and there is no basis for any such Suit.

(c)

Except as disclosed on Schedule 5.19(c) or to the extent required by § 4980B of the Internal Revenue Code, the Company provides no health or other welfare benefits to any retired or former employee and is not obligated to provide health or other welfare benefits to any active employee following his or her retirement or other termination of service.

(d)

Except as disclosed on Schedule 5.19(d), the Company does not maintain and has never maintained an Employee Benefit Plan that is or was subject to the “minimum funding standards” under § 302 of ERISA or that is or was subject to Title IV of ERISA.

(e)

Except as disclosed on Schedule 5.19(e), the Company is not a member of a group of trades or businesses under common control or treated as a single employer for purposes of §§ 414(b), (c) or (m) of the Internal Revenue Code.

(f)

Except as disclosed on Schedule 5.19(f), the Company does not contribute to and has never been required to contribute to any “multiemployer plan” (as defined in § 3(37) of ERISA), or has incurred any “withdrawal liability” (as defined in § 4021 of ERISA) in respect of any multiemployer plan, or withdrawn from any multiemployer plan in a “complete withdrawal” or a “partial withdrawal” (as respectively defined in §§ 4203 and 4205 of ERISA).

(g)

Except as disclosed on Schedule 5.19(g), neither the execution of this Agreement nor the consummation of the Contemplated Transaction will result in an increase in benefits under any Employee Benefit Plan listed on Schedule 5.19(a) or any Contract with any current, former or retired employee of the Company or an acceleration of the time of payment or vesting of any benefits.

(h)

The Company has delivered to Purchaser copies of all written Employee Benefit Plans listed on Schedule 5.19(a) (including the plan documents and all related trust agreements, insurance policies and other Contracts) and a written description of all oral Employee Benefit Plans listed. The Company has also delivered copies to Purchaser of the most recent summary plan description, annual report (IRS Form 5500 series), summary annual report, financial statements, actuarial report and IRS favorable determination letter for each plan listed (to the extent applicable).

4.20.

Insurance

(a)

Schedule 5.20(a) consists of four subschedules containing complete and accurate lists of:

(i)

all insurance policies under which the Company or any director or officer of the Company (in his or her capacity as a director or officer) is insured or covered (Schedule 5.20 (a)(1));

(ii)

all Contracts and arrangements, other than insurance policies and self-insurance arrangements, for the transfer or sharing of any risk by the Company (Schedule 5.20 (a)(3)); and

(iii)

all obligations of the Company to provide insurance coverage to any Person other than an employee of the Company (Schedule 5.20 (a)(4)).

(b)

Schedule 5.20 (b) consists of two subschedules containing complete and accurate lists of or providing:

(i)

the amount and a brief description of each claim in excess of $25,000 under each insurance policy listed on Schedule 5.20 (a)(1) (Schedule 4.19(b)(1)); and

(ii)

a summary of the loss experience for all claims under each self-insurance arrangement listed on Schedule 5.20 (a)(2), including the number and aggregate cost of the claims (Schedule 5.20 (b)(2)).

(c)

Except as disclosed on Schedule 5.20 (c), with respect to each current insurance policy listed on Schedule 5.20 (a)(1) under which the Company is insured, the Company has not received any refusal of coverage, any Notice that a defense will be afforded with a reservation of rights, or any Notice of cancellation or any other indication that the policy is no longer in full force or effect or will not be renewed or that the insurance company is unwilling or unable to perform its obligations.

(d)

the Company has delivered to Purchaser (i) copies of all insurance policies listed on Schedule 5.20 (a)(1) and all Contracts listed on Schedule 5.20 (a)(3) and (ii) a written description of all self-insurance arrangements listed on Schedule 5.20 (a)(2).

4.21.

Compliance. Except as disclosed on Schedule 5.21:

(a)

the Company is conducting the Business, and has conducted the Business since January 1, 2000, in compliance in all material respects with each Law and Order that is or was applicable to the Company or to the conduct of the Business.

(b)

no event has occurred or circumstance exists that (with or without Notice or the passage of time or both) could, to the Knowledge of the Company, (i) constitute or result in a violation by the Company of, or its failure to comply with, any applicable Law or Order or (ii) give rise to any legal obligation of the Company to undertake or bear all or any portion of the cost of any remedial action of any kind; and

(c)

since October 6, the Company has not received written or oral Notice from any Governmental Authority or other Person regarding (i) any actual, alleged or potential violation of, or its failure to comply with, any applicable Law or Order or (ii) any actual, alleged or potential obligation to undertake or bear all or any portion of the cost of any remedial action of any kind.

4.22.

Legal Proceedings

(a)

Schedule 5.22(a) consists of two subschedules containing complete and accurate lists of:

(i)

all pending Suits in which the Company is a party or which relate to the Company or the Business (Schedule 5.22 (a)(1)); and

(ii)

all other Suits at any time since in which the Company was a party or which related to the Company or the Business (Schedule 5.22 (a)(2)).

(b)

Except as disclosed on Schedule 5.22 (b):

(i)

none of the pending Suits listed on Schedule 5.22 (a)(1) would reasonably be expected to have a Material Adverse Effect;

(ii)

to the Knowledge of the Company, there is no Threatened Suit against the Company or otherwise relating to the Company or the Business;

(iii)

to the Knowledge of the Company, no event has occurred or circumstance exists that a reasonable person would conclude would result in a suit probably being brought against the Company; and

(iv)

to the Knowledge of the Company, there is no Suit Threatened against the Company that challenges the Contemplated Transaction or that could have the effect of preventing, delaying, making illegal or otherwise interfering with the Contemplated Transaction.

(c)

Seller has delivered to Purchaser (i) copies of all pleadings, correspondence and other documents relating to each Suit listed on Schedule 5.22 (a)(1) and (ii) a written description in reasonable detail of each Suit listed on Schedule 5.22 (a)(2).

4.23.

Events Subsequent to August 15, 2008. Except as disclosed on Schedule 5.23, since August 15, 2008, the Company has not:

(a)

sold, leased, transferred or disposed of any of its assets used, held for use or useful in the conduct of the Business except in the Ordinary Course of Business;

(b)

entered into any Contract relating to the Business except in the Ordinary Course of Business;

(c)

terminated, accelerated or modified any material Contract relating to the Business to which it is or was a party or by which it is or was bound, or has agreed to do so, or has received Notice that another party had done so or intends to do so, except in the case of Contracts which expired in accordance with their terms or which were terminated, accelerated or modified in the Ordinary Course of Business;

(d)

imposed or permitted any Lien, other than Permitted Liens, on any of its assets except in the Ordinary Course of Business;

(e)

cancelled, compromised, waived or released any claim or right outside of the Ordinary Course of Business;

(f)

experienced any material damage, destruction or loss to any of its assets used, held for use or useful in conduct of the Business (whether or not covered by insurance);

(g)

changed the base compensation or other terms of employment of any of its employees except in the Ordinary Course of Business or as required by any employment agreement;

(h)

paid a bonus to any employee;

(i)

adopted a new Employee Benefit Plan, terminated any existing plan or increased the benefits under or otherwise modified any existing plan except as contemplated in this Agreement;

(j)

amended its Organizational Documents;

(k)

issued, sold, redeemed or repurchased any shares of its capital stock or other securities or retired any indebtedness;

(l)

granted any options to purchase shares of its capital stock or other securities;

(m)

declared or paid any dividends or made any other distributions in respect of its capital stock;

(n)

made, or guaranteed, any loans or advances to another Person or made any investment or commitment for investment in any Person;

(o)

made any capital expenditures in excess of $25,000 in the aggregate;

(p)

made any change in its accounting principles or methods;

(q)

entered into any Contract to do any of the matters described in the preceding clauses (a)–(p); or

(r)

entered into or engaged in any other transaction or activity outside of the Ordinary Course of Business, or suffered the occurrence or any other event involving the Business occurring outside of the Ordinary Course of Business.

4.24.

Environmental Matters. Except as disclosed on Schedule 5.24:

(a)

the Company is, and has been at all times been in compliance with all applicable Environmental Laws except where the failure to comply did not have or could not reasonably be expected to have a Material Adverse Effect; and

(b)

the Company has not received, and to the Knowledge of the Company, there is no basis to expect the Company to receive, Notice from any Governmental Authority, any private citizen acting in the public interest, the current or prior owner or operator of any current or former Facility, or any other Person, of (i) any actual or potential violation or failure to comply with any Environmental Law or (ii) any actual or potential Cleanup Liability or other Environmental Liability.

4.25.

Employees

(a)

Schedule 5.25(a) contains a complete and accurate list of the following information for the employees of the Company as of the date of this Agreement, including employees on leave of absence: name, job title, date of hire, current base compensation, bonus targets, accrued vacation and sick pay; and whether employed under a written Contract.

(b)

the Company has complied with all applicable documentation requirements of the U.S. Immigration and Naturalization Service in respect of its employees.

(c)

To the Knowledge of the Company, no employee of the Company is a party to or is otherwise bound by any Contract or arrangement, including any confidentiality, noncompetition or proprietary rights agreement, that would limit or restrict the scope of his or her duties as an employee following Closing.

(d)

the Company has delivered copies to Purchaser of all written employment Contracts listed on Schedule 5.25 (a).

4.26.

Labor Relations. Except as disclosed on Schedule 5.26:

(a)

the Company is not, nor has it been from its inception, been a party to any collective bargaining agreement or other labor Contract; and

(b)

the Company is not experiencing, nor has it experienced at any time since its inception, and to the Knowledge of the Company, there is no basis to expect the Company to experience: (i) any strike, slowdown, picketing or work stoppage by or lockout of its employees; (ii) any Suit relating to the alleged violation of any Law or Order relating to labor relations or employment matters (including any charge or complaint filed by an employee or union with the U.S. National Labor Relations Board or Equal Employment Opportunity Commission or any other comparable Governmental Authority); (iii) any other labor or employment dispute (other than issues in connection with individual employees that have not had and could not reasonably be expected to have a Material Adverse Effect); or (iv) any activity to organize or establish a collective bargaining unit, trade union or employee association.

4.27.

Certain Payments. Neither the Company nor any director, officer, employee or agent of the Company, or any other Person associated with or acting for or on the Company’s behalf, has directly or indirectly made or paid any contribution, gift, bribe, rebate, payoff, kickback or other payment (whether in money, property or services or any other form) to any Person in order to gain or pay for favorable treatment in obtaining business or special concessions or in violation of any Law.

4.28.

Related Parties. Except as disclosed on Schedule 5.28, no Related Party has a direct or indirect financial or other interest in any assets of the Company, any transaction with the Company or, to the Knowledge of the Company, any Person who has or had business dealings with any company.

4.29.

Disclosure

(a)

No Notice given pursuant to Section 7.4 will contain an untrue statement or omit to state a material fact necessary to make any statement in the Notice, in light of the circumstances in which it was made, not misleading.

(b)

All copies of documents that Seller and the Company has delivered to Purchaser under this Agreement have been or will be true and complete copies of authentic originals.

(c)

Except as qualified or limited by an exception in a Schedule, and solely as so qualified or limited, no statement in this Article 5 is untrue or omits to state any material fact necessary to make the statement, in light of the circumstances in which it was made, not misleading. When read in conjunction with this Article 5, no statement in any Schedule is untrue or omits to state any material fact necessary to make any statement in this Article 5 or in the Schedule itself, in light of the circumstances in which it was made, not misleading.

Article 5
Representations and Warranties
of Rotate Black

In order to induce Seller to enter into this Agreement, Rotate Black jointly and severally represent and warrant to Seller and the Company that the statements in this Article 6 are true and correct as of the date of this Agreement, and will be true and correct on the Closing Date as if made at and as of Closing.

5.1.

Corporate Organization

(a)

Rotate Black is a corporation duly organized, validly existing and in good standing under the Laws of the State of Nevada, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform its obligations under all Contracts.

(b)

Rotate Black is duly qualified to do business as a foreign corporation and is in good standing under the Laws of each state or other jurisdiction in which qualification is required by applicable Law and where failure to so qualify would result in a Material Adverse Effect.

5.2.

Authority. Rotate Black has full corporate power and authority to execute and deliver this Agreement and each of its Closing Documents and to perform its obligations under this Agreement and each of its Closing Documents. Each of Purchaser’s and Rotate Black’s execution, delivery and performance of this Agreement and each of its Closing Documents has been duly authorized by all necessary corporate action required by its Organizational Documents.

5.3.

Enforceability. This Agreement constitutes, and upon each of Purchaser’s and Rotate Black’s execution and delivery of its Closing Documents (and assuming execution and delivery by the other party or parties, if any), each of Purchaser’s and Rotate Black’s Closing Documents will constitute, a legal, valid and binding obligation of Purchaser and Rotate Black, as the case may be, enforceable against it in accordance with its terms except, as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

5.4.

No Violation. Each of Purchaser’s and Rotate Black’s execution, delivery and performance of this Agreement, and the consummation of the Contemplated Transaction, will not, either directly or indirectly (and with or without Notice or the passage of time or both):

(a)

violate or conflict with the Organizational Documents of Purchaser or Rotate Black, as the case may be, or any resolution adopted by the board of directors of Purchaser or Rotate Black, as the case may be;

(b)

result in a Default under any Contract to which Purchaser or Rotate Black, as the case may be, is a party or by which it is bound; or

(c)

violate or conflict with, or give any Governmental Authority or other Person the right to challenge the Contemplated Transaction or to obtain any other relief under, any Law or Order to which it is subject.

5.5.

Capitalization. The authorized capital stock of Rotate Black consists of 100,000,000 shares of Common Stock, $.01 par value, 10,000,000 shares of which are issued and outstanding. All such issued and outstanding shares have been duly authorized and validly issued, are fully paid and nonassessable, and have been offered, issued, sold and delivered by Rotate Black in compliance with applicable federal and state security Laws.

5.6.

Validity of Stock. The Rotate Black Common Stock, when issued, sold and delivered in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, will be free of any Liens and will not be subject to any preemptive rights, rights of first refusal or redemption rights and will be validly issued, fully paid and nonassessable.

5.7.

No Consent Required. Each of Purchaser’s and Rotate Black’s execution, delivery and performance of this Agreement and each of its Closing Documents does not require any

Notice to, filing with, Permit from or other Consent of, any Governmental Authority or other Person other than such Consents which have been obtained or will be obtained as of the Closing Date.

5.8.

Investment Matters. Rotate Black is acquiring the Shares for its own account for investment purposes only and not with a view to, or for sale in connection with, any resale or distributions thereof.

5.9.

Broker’s Fee. Neither Purchaser nor Rotate Black has any Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the Contemplated Transaction.

Article 6
Events Prior to Closing

6.1.

General. Pending Closing, the Parties shall make reasonable good faith efforts to take all actions and to do all things necessary in order to consummate the Contemplated Transaction (including, in the case of Purchaser, satisfaction, but not waiver, of the Purchaser Closing Conditions, and in the case of Seller, satisfaction, but not waiver, of the Seller Closing Conditions).

6.2.

Conduct of Business. Pending Closing, Seller shall:

(a)

conduct the Business only in the Ordinary Course of Business, and use commercially reasonable efforts to maintain the Business substantially intact and to preserve its goodwill and advantageous relationships with customers, employees, suppliers and other Persons having business dealings with the Business;

(b)

use its best efforts to obtain all Consents required for the assignment of, or alternate arrangements reasonably satisfactory to Purchaser with respect to, any Contract which may be required for such assignment to be effective; and

(c)

not take any affirmative action that results in the occurrence of an event described in Section 4.22 as qualified by Schedule 5.23, and to take any reasonable action within the Company’s control that would avoid the occurrence of an event described in Section 5.23, as qualified by Schedule 5.23.

6.3.

Access to Information Pending Closing, Seller shall:

(a)

afford Rotate Black and its representatives (including counsel, financial advisors and accountants) access during normal business hours (but without unreasonable interference with operations) to the Company’s offices and other Facilities and its Books and Records and other documents;

(b)

make its officers, managers and key employees available to respond to reasonable inquires by Rotate Black regarding the Company and the Business;

(c)

furnish Rotate Black and its representatives with all information and copies of all documents concerning the Company and the Business that Rotate Black and its representatives reasonably request; and

(d)

otherwise cooperate with Rotate Black in its due diligence activities.

6.4.

Notice of Developments

(a)

Pending Closing, Seller shall promptly give Notice to Purchaser and Rotate Black of:

(i)

any fact or circumstance of which it becomes aware that causes or constitutes an inaccuracy in or breach of any of the representations and warranties by Seller in Article 5 as of the date of this Agreement;

(ii)

any fact or circumstance of which it becomes aware that would cause or constitute an inaccuracy in or breach of any of the representations and warranties by Seller in Article 5 if those representations and warranties were made on and as of the date of occurrence or discovery of the fact or circumstance;

(iii)

any breach of or default under Section 7.2, or under any of the other obligations of Seller in this Article 7, of which it becomes aware; or

(iv)

the occurrence of any event of which it becomes aware that may make satisfaction of any of the Purchaser Closing Conditions impossible or unlikely.

(b)

Pending Closing, Rotate Black shall promptly give Notice to Seller of:

(i)

any fact or circumstance of which it becomes aware that causes or constitutes an inaccuracy in or breach of any of the representations and warranties by Rotate Black or Purchaser in Article 6 as of the date of this Agreement;

(ii)

any fact or circumstance of which it becomes aware that would cause or constitute an inaccuracy in or breach of any of the representations and warranties by Rotate Black or Purchaser in Article 6 if those representations and warranties were made on and as of the date of occurrence or discovery of the fact or circumstance; or

(iii)

the occurrence of any event of which it becomes aware that may make satisfaction of any of the Seller Closing Conditions impossible or unlikely.

6.5.

Exclusivity. From the date of this Agreement until Closing, Seller shall not directly or indirectly solicit, initiate or encourage any inquiries or proposals from, discuss or negotiate with, or provide any information to, any Person (other than Rotate Black) relating to any transaction involving (i) the sale of the Shares, the Business or any of the assets of the Company (other than sales in the Ordinary Course of Business), (ii) any merger, consolidation, business combination or similar transaction involving the Company or (iii) any issuance or sale of capital stock or other securities of the Company.

Article 7
Events Subsequent to Closing

7.1.

Cooperation. To the extent that the Contemplated Transaction entails or would be considered to entail the transfer of a Permit or Contract for the transfer of which any required Consent has not been obtained, or for which the transfer is prohibited by applicable Law, the closing of the Contemplated Transaction shall not operate as a transfer of the Permit or Contract, or constitute an attempt to do so, notwithstanding any apparent transfer at Closing. Following Closing, Seller and Purchaser shall use reasonable efforts in cooperation with one another to obtain the required Consent or a waiver of any prohibition on transfer. Pending the actual transfer of the Permit or Contract, Seller and Purchaser agree to make appropriate economic payments and adjustments to put themselves in the same economic position that they would have been if the transfer had actually taken place at Closing. In this regard, the Seller’s performance obligations in respect of any such Permit or Contract shall be considered subcontracted to Purchaser. If any Permit or Contract still cannot be assigned or transferred despite the efforts of the Company and Purchaser following Closing in accordance with this Section 8.2, they shall negotiate in good faith to achieve a mutually acceptable resolution regarding the Permit or Contract.

7.2.

Transition Assistance. Following Closing, the Company shall provide reasonable assistance to Purchaser with Purchaser’s initial contact with the Company’s customers. the Company shall also provide other reasonable transition assistance to Purchaser at its request and without charge, except for the Company’s actual out-of-pocket expenses.

7.3.

Access to Books and Records. To facilitate the Seller’s response to post-Closing administrative or civil proceedings, Purchaser shall permit Seller to have reasonable access to its pre-Closing Books and Records.

7.4.

Post-Closing Cooperation with Rotate Black and Purchaser. From and after the Closing Date, (a) Seller shall take any action, directly or indirectly, alone or together with others, that obstructs or impairs the smooth assumption by Rotate Black and the Purchaser of control of the Company; (b) Seller shall fully cooperate with Rotate Black and the Purchaser in connection with the preparation and audit of any financial statements of the Company for periods before the Closing Date, including, where appropriate, the signing of such management representation letters as are reasonably required in connection with such audit; and (c) Seller shall promptly deliver to the Purchaser all correspondence, papers, documents and other items and materials received by it or found to be in its possession which constitute assets of the Company. At any time and from time to time after the Closing Date, at Rotate Black’ reasonable request and without further consideration, Seller shall promptly execute and deliver all such further agreements, certificates, instruments and documents and perform such further actions as Rotate Black may reasonably request, in order to fully consummate the Contemplation Transaction and fully carry out the purposes and intent of this Agreement, including such documents and actions as may be required in connection with the filing of Tax Returns for all periods ending on, before or including the Closing Date.

7.5.

Audit. Following the Closing, the June 30, 2008 financial statements of the Company shall be audited, the cost of which shall be borne by Purchaser.

Article 8
Conditions to Closing

8.1.

Purchaser’s Closing Conditions. The obligation of Purchaser and Rotate Black to consummate the Contemplated Transaction is subject to the satisfaction of each of the following conditions (the “Purchaser Closing Conditions”) prior to or at Closing:

(a)

the representations and warranties of Seller in Article 5, as qualified or limited by any exceptions in a Schedule, are true and correct in all material respects on the Closing Date as if made at and as of Closing;

(b)

Seller has executed and delivered all of the documents and instruments that it is respectively required to execute and deliver or enter into prior to or at Closing, and have performed, complied with or satisfied in all material respects all the other material obligations, agreements and conditions under this Agreement that it is respectively required to perform, comply with or satisfy prior to or at Closing;

(c)

Rotate Black has obtained approval of this Agreement and the Contemplated Transaction by its Stockholders and board of directors;

(d)

Rotate Black is satisfied, in its sole discretion, with the results of its due diligence investigation of the Company and the Contemplated Transactions, including all items disclosed on the Schedules hereto qualifying Seller’s and the Company’s representations and warranties set forth in Article 5 hereof;

(e)

Rotate Black has determined, in its sole discretion, that the Contemplated Transaction may be consummated without exposing Rotate Black’ officers, directors or shareholders to any material liability, including with respect to such directors, any liability for breach of fiduciary duty to Rotate Black;

(f)

since the date of this Agreement, no Governmental Authority has initiated any inquiry or investigation or requested any information from any Party regarding the Contemplated Transaction, and no Suit has been initiated or Threatened that challenges or seeks damages or other relief in connection with the Contemplated Transaction or that could have the effect of preventing, delaying, making illegal or otherwise interfering with the Contemplated Transaction; and

(g)

no material adverse charge in the Business has occurred.

Purchaser may waive any condition specified in this Section 9.1 by a written waiver delivered to Seller at any time prior to or at Closing.

8.2.

Seller Closing Conditions. Seller’s obligation to consummate the Contemplated Transaction is subject to the satisfaction of each of the following conditions (the “Seller Closing Conditions”) prior to or at Closing:

(a)

the representations and warranties of Purchaser and Rotate Black in Article 6 are true and correct in all material respects on the Closing Date as if made at and as of Closing;

(b)

Rotate Black has executed and delivered all of the documents and instruments that they are required to execute and deliver or enter into prior to or at Closing, and have performed, complied with or satisfied in all material respects all the other material obligations, agreements and conditions under this Agreement that they are required to perform, comply with or satisfy prior to or at Closing; and

(c)

Seller has obtained approval of this Agreement and the Contemplated Transaction by its Stockholders, board of directors and other contracted parties who have approval any changes in control;

(d)

since the date of this Agreement, no Governmental Authority has initiated any inquiry or investigation or requested any information from any Party regarding the Contemplated Transaction, and no Suit has been initiated or Threatened that challenges or seeks damages or other relief in connection with the Contemplated Transaction or that could have the effect of preventing, delaying, making illegal or otherwise interfering with the Contemplated Transaction.

Seller may waive any condition specified in this Section 9.2 by a written waiver delivered to Purchaser at any time prior to or at Closing.

8.3.

Casualty. If prior to the Closing, any material damage to or loss or any of the assets used in the Business occurs due to fire, flood, riot, theft, act of God or other casualty, and if Purchaser does not elect to terminate this Agreement, (a) the Company shall assign to Purchaser its rights in any insurance proceeds with respect to such assets and (b) the Company shall assign to Purchaser the proceeds, if any, of all business interruption insurance payable by reason of such occurrence with respect to the period commencing at the Closing Date.

Article 9
Termination and Remedies

9.1.

Termination. This Agreement may be terminated prior to or at Closing:

(a)

by Rotate Black, upon Notice to Seller, if:

(i)

Seller breaches or defaults in the performance of any of its material obligations under this Agreement and the breach or default is not waived; or

(ii)

any Purchaser Closing Condition is not satisfied as of Closing, or satisfaction of any Purchaser Closing Condition is or becomes impossible (other than as a result of Purchaser’s or Rotate Black’ failure to perform its obligations under this Agreement) and Purchaser does not waive satisfaction of the condition;

(b)

by Seller, upon Notice to Rotate Black and Purchaser, if:

(i)

Purchaser or Rotate Black breaches or defaults in the performance of any of its material obligations under this Agreement and the breach or default is not waived;

(ii)

any Seller Closing Condition is not satisfied as of Closing, or satisfaction of any Seller Closing Condition is or becomes impossible (other than as a result of the failure by Seller to perform its obligations under this Agreement) and Seller does not waive satisfaction of the condition; or

(c)

by written agreement of the Parties.

9.2.

Effect of Termination. The right of termination under Section 10.1 is in addition to any other rights that a Party may have under this Agreement or otherwise, and a Party’s exercise of a right of termination shall not be considered an election of remedies. Notwithstanding the termination of this Agreement pursuant to Section 10.1, the Parties’ obligations under Section 12.5 shall survive and continue indefinitely.

Article 10

Miscellaneous

10.1.

Expenses. Each Party shall pay its own expenses in connection with the negotiation and preparation of this Agreement and the consummation of the Contemplated Transaction. In the event of termination of this Agreement prior to Closing pursuant to Section 9.1 or 9.2, each Party’s obligation to pay its own expenses shall be subject to any right of recovery as a result of a breach of or default under this Agreement by another Party.

10.2.

Schedules. Nothing in any Schedule to Article 5 shall be considered adequate to constitute an exception to the related representation and warranty in Article 5 unless the Schedule describes the relevant facts in reasonable detail. Any exception in a Schedule to Article 5 which is adequately described in the Schedule shall be considered an exception to all other applicable representations and warranties in Article 5.

10.3.

Parties’ Review. Any Knowledge acquired by a Party (or that should have been or could have been acquired) as a result of any due diligence or other review or investigation in connection with the negotiation and execution of this Agreement and the consummation of the Contemplated Transaction shall not limit that Party’s right to rely on another Party’s representations and warranties in this Agreement or circumscribe that Party’s entitlement to indemnification under this Agreement. A Party acquiring Knowledge prior to Closing that one or more of another Party’s representations and warranties is inaccurate in any material respect shall give Notice to the other Party of the relevant facts.

10.4.

Publicity. Any public announcement or similar publicity regarding this Agreement or the Contemplated Transaction shall be issued as, when and in the manner and form that Rotate Black and Seller agree on, with the exception that Rotate Black may make any public disclosure that it believes in good faith to be required by applicable securities Laws without Seller’s prior agreement.

10.5.

Confidentiality. Pending Closing, and subject to Rotate Black’ requirements to make public disclosures that Rotate Black believes in good faith to be required by applicable securities Laws, each Party shall maintain in confidence, and shall cause its directors, officers, employees, agents and advisors to maintain in confidence, and use only for the purposes contemplated by this Agreement, all written, oral or other information obtained in confidence from the other Party in connection with this Agreement or the consummation of the Contemplated Transaction. If the Contemplated Transaction is not consummated, each Party shall return or destroy so much of this information as exists in written or tangible form as the furnishing or disclosing Party reasonably requests.

10.6.

Notices. All Notices under this Agreement shall be in writing and sent by certified or registered mail, overnight messenger service, telecopier or personal delivery, as follows:

(a) if to Seller, to:
Rotate Black, LLC 13023 NE Hwy 99, Suite 7 MPB 282 Vancouver, WA 98686 Attention: Randy Edgerton
with a required copy to:
Steve Talbot Stephen D. Talbot, P.S. 835 East Colonial, Suite 103 Moses Lake, WA 98837
if to Purchaser or Rotate Black, to:
Rotate Black, Inc. 932 Spring Street, Suite 201 Petoskey, MI 49770 Attention: Dual Cooper Telecopier: (231) 347-0177
with a required copy to:

Notices sent by certified or registered mail shall be considered to have been given three business days after being deposited in the mail. All Notices sent by overnight courier service, telecopier or personal delivery shall be considered to have been given when actually received by the intended recipient. A Party may change its or his address for purposes of this Agreement by Notice in accordance with this Section 14.6.

10.7.

Further Assurances. Each Party agrees to furnish to the other Party such further information, to execute and deliver to the other Party such other documents and to do such other acts and things, as the other Party reasonably requests for the purpose of carrying out the intent of this Agreement and the documents and instruments referred to in this Agreement.

10.8.

Waiver. The rights and remedies of the Parties are cumulative and not alternative. The failure or any delay by any Party in exercising any right under this Agreement or any document referred to in this Agreement shall not operate as a waiver of that right, and no single or partial exercise of any right shall preclude any other or further exercise of that right or the exercise of any other right. All waivers shall be in writing signed by the Party to be charged with the waiver, and no waiver that may be given by a Party shall be applicable except in the specific instance for which it is given.

10.9.

Entire Agreement. This Agreement supersedes all prior agreements between the Parties with respect to its subject matter and constitutes (together with (i) Annex I, the Exhibits and the Schedules, which are part of this Agreement and (ii) the Parties’ Closing Documents) a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter. This Agreement may not be amended except by a written agreement signed by the Party to be charged with the amendment.

10.10.

Assignment. A Party may not assign any of its rights under this Agreement without the prior written consent of the other Party, with the exception that Rotate Black, without being released from any of its obligations under this Agreement, may assign any of its rights to an Affiliate.

10.11.

No Third Party Beneficiaries. Nothing in this Agreement shall be considered to give any Person other than the Parties any legal or equitable right, claim or remedy under or in respect of this Agreement or any provision of this Agreement. This Agreement and all of its provisions are for the sole and exclusive benefit of the Parties and their respective successors and permitted assigns.

10.12.

Construction

(a)

All references in this Agreement to “Section” or “Sections” refer to the corresponding section or sections of this Agreement.

(b)

All words used in this Agreement shall be construed to be of the appropriate gender or number as the context requires.

(c)

Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

(d)

The captions of articles and sections of this Agreement are for convenience only and shall not affect the construction or interpretation of this Agreement.

10.13.

Severability. If any provision of this Agreement is held invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement that is held invalid or unenforceable only in part shall remain in full force and effect to the extent not held invalid or unenforceable.

10.14.

Governing Law; Jurisdiction. This Agreement shall be governed by the Laws of the State of Michigan, U.S.A., without regard to conflicts of laws principles, and each Party hereby submits to the exclusive jurisdiction and venue of the state and federal courts sitting in the State of Michigan or, in the alternative, the State of Nevada.

10.15.

Costs and Service. Each Party irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 14.6, and (e) the prevailing Parties shall be entitled to recover their reasonable attorneys' fees and court costs from the other Parties.

10.16.

Binding Effect. This Agreement shall apply to, be binding in all respects upon and inure to the benefit of Parties and their respective heirs, legal representatives, successors and permitted assigns.

In witness, the Parties have executed this Agreement.

ROTATE BLACK INC.

By:	/s/
Dual Cooper, President

ROTATE BLACK, LLC

By:	/s/
, CFO

Annex I

Definitions

Accounts Receivable means trade receivables from sale of services or goods in the Ordinary Course of Business.

Affiliate means, in respect of any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the first Person. As used in this definition, “control” means the direct or indirect possession of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

Authorized Officer means a corporate officer of a corporation, a partner of a general partnership, a general partner of a limited partnership, a manager or member of a limited liability company, or a holder of a similar position in any other type of entity, who is duly authorized to perform the specified action.

Books and Records means books, records, ledgers, files, documents, lists, reports, creative materials, advertising and promotional materials and other printed or written materials relating to the Acquired Assets, including minute books and other records relating to stock ownership or monetary loans to Seller.

Business is defined in the Recital.

Business Day means any day other than a Saturday, Sunday or federal legal holiday.

Cash Equivalents means certificates of deposit, prepaid items, utility or lease deposits, credits with vendors, and other items which are functionally equivalent to cash when utilized in the Ordinary Course of Business.

Cleanup Liability means any Liability under any Environmental Law for corrective action, including any investigation, cleanup, removal, containment or other remedial or response action or activity of the type covered by the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

Closing is defined in Section 4.1.

Closing Date is defined in Section 4.1.

Closing Documents means, in respect of a Party, the documents, instruments and agreements that the Party is required to deliver or enter into or join in at Closing pursuant to the terms of this Agreement.

Common Stock means the common stock, $.01 par value per share, of Rotate Black.

Company means Rotate Black Gaming, Inc., a Nevada corporation, with its principal executive offices at 628 Harbor View Lane, Petoskey, MI 49770.

Consent means any approval, consent, ratification, waiver or other authorization (including any Permit).

Contemplated Transaction means the transactions contemplated by this Agreement, including (i) Seller’s sale of the Shares to Purchaser and (ii) the Parties’ execution, delivery and performance of their respective Closing Documents and the other documents, instruments, agreements and obligations that they are respectively required to execute, deliver and perform pursuant to the terms of this Agreement.

Contract means any legally binding contract, agreement or obligation (whether written or oral, and whether express or implied).

Control means the power to directly or indirectly direct or cause the direction of the management or policies of any Person by ownership of equity or otherwise.

Copyrights means all copyrights and copyrightable works, and all related applications, registrations and renewals (other than literary works not routinely used in the Business).

Customer Contract means a Contract of the Company with a customer of the Business.

Default means, in respect of a Contract, a breach or violation of or default under the Contract, or the occurrence of an event which, with notice or the passage of time or both, would constitute a breach, violation or default or permit termination, modification or acceleration of the Contract.

Employee Benefit Plan means (i) an “employee pension plan” as defined in § 3(2) of ERISA, (ii) an “employee welfare benefit plan” as defined in § 3(1) of ERISA or (iii) any other employee benefit or fringe benefit plan or program, whether established by Law, a written agreement or other instrument, or custom or informal understanding.

Environmental Law means, in respect of a Facility or other Real Property, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and Resource Conservation and Recovery Act of 1976, and any other applicable Law or Order relating to or imposing Liability or standards of conduct for the use, handling, generation, manufacturing, distribution, processing, collection, transportation, transfer, storage, treatment, disposal, clean-up, or Release of Hazardous Materials.

Environmental Liability means any Cleanup Liability or any other Liability under any Environmental Law or Occupational Safety and Health Law relating to environmental matters, including any Liability arising from a Release of Hazardous Materials at, on, in or under any Facility or other Real Property.

Rotate Black means Rotate Black Inc., a Nevada corporation with its principal executive offices at 932 Spring Street, Suite 201, Petoskey, MI 49770.

Equipment means machinery, equipment, spare parts, furniture, fixtures and other items of tangible personal property of any type or kind used, held for use or useful in the conduct of the Business (but not including any Vehicles or Inventory).

Equipment Lease means a Contract for the lease of Equipment or for the purchase of Equipment under a conditional sales or title retention agreement.

ERISA means the Employee Retirement Income Security Act of 1974, as amended, and the related regulations issued by the Internal Revenue Service and the Department of Labor.

Facility means any office, manufacturing facility, warehouse or other location or site that Seller currently owns, leases, operates, occupies or uses, or that it formerly owned, leased, operated, occupied or used, in the conduct of the Business.

Facility Lease means a lease of or other right to operate, occupy or use a Facility.

Fair Market Value means the greater of:

(i)

$0.50 per share; or

(ii)

(A)

if traded on a securities exchange or through the NASDAQ National Market, the value shall be deemed to be the average of the closing prices of such securities on such quotation system over the 20 day period ending three days prior to the date such value is being determined; and

(B)

if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the 20 day period ending three days prior to the date such value is being determined.

Financial Statements means the Company’s statements of income and expense and its balance sheets for the period ending June 30, 2008.

GAAP means United States generally accepted accounting principles.

Governmental Authority means (i) any federal, state, provincial, local, municipal, foreign or other government and (ii) any governmental or quasi-governmental body of any kind (including any administrative or regulatory agency, department, branch, commission or other entity).

Hazardous Activity means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment or use of Hazardous Materials.

Hazardous Materials means any waste or other substance of any kind that is or was listed, defined, designated or classified under any Law or Order as hazardous, radioactive or toxic or as a pollutant or contaminant.

Interim Financial Statements means the Company’s unaudited interim financial statements for the period ending August 15, 2008.

Intangibles means any Software, Marks, Patents, Copyrights or Proprietary Information, whether in use, under development or design, or inactive.

Internal Revenue Code means the U.S. Internal Revenue Code of 1986, as amended.

Inventory means inventories of materials and supplies.

Knowledge means the actual awareness of a particular fact or other specified matter. As applied to the Company, the term means the actual awareness of the particular fact or other specified matter by an executive officer of the Company; and as applied to Purchaser or Rotate Black, the term means the actual awareness of the particular fact or other specified matter by an executive officer of Rotate Black.

Law means any law, ordinance, code, regulation, rule, guideline or policy of any Governmental Authority or any principle or rule of common law.

Liability means any liability or obligation, whether known or unknown, absolute or contingent, liquidated or unliquidated, or due or to become due.

Lien means any lien, security interest, claim, community property interest, equitable interest, option, pledge, right of first refusal or other encumbrance or restriction of any kind.

Marks means trade marks, service marks, trade names, assumed names, brand names, product names, slogans and logotypes (including translations, adaptations, derivations and combinations) and related applications, registrations and renewals.

Material Adverse Effect means a material adverse effect on the Business or the financial condition, operations, assets and prospects of the Company.

Net Revenues means the net revenues (gross revenues, exclusive of sales and use taxes and shipping and handling charges, less discounts, rebates, refunds and returns), determined in accordance with Rotate Black’s standard revenue recognition policies as permitted by GAAP, solely attributable to the operation of the Business by Purchaser (or accounted for in good faith as a separate subsidiary or division whether or not Rotate Black actually operates the Business as such).

Notice means any notice, demand, charge, complaint or other communication from any Person.

Occupational Safety and Health Law means the Occupational Safety and Health Act of 1970, as amended, and any other applicable Law or Order intended to provide safe and healthful working conditions and to reduce occupational safety and health hazards.

Officer’s Certificate means a certificate signed by an Authorized Officer whose responsibilities extend to the subject matter of the certificate.

Order means any order, judgment, decree, ruling, consent decree, settlement agreement, stipulation, injunction or subpoena entered or issued by any court, Governmental Authority or arbitrator.

Ordinary Course of Business means, in respect of the Company, an action taken by it which (i) is consistent with its past practices and is taken in the ordinary course of normal day-to-day operations and (ii) is not required by applicable Law or its Organizational Documents to be authorized by its board of directors.

Organizational Documents means (i) the certificate or articles of incorporation and by-laws of a corporation, (ii) the partnership agreement of a general partnership, (iii) the limited partnership agreement and certificate of limited partnership of a limited partnership, (iv) the articles of organization or certificate of formation and operating agreement of a limited liability company, (v) the trust agreement establishing an inter vivos trust or the will establishing a testamentary trust, (vi) the charter or similar document adopted or filed in connection with the creation, formation or organization of any other type of entity. Any reference in this Agreement to a Person’s Organization Documents means each of those documents as amended to date.

Party means Rotate Black or Seller, and Parties means all of them. As the context may require, Party may also mean Rotate Black on the one hand and Seller and the Company on the other.

Patents mean any patents, patent applications and patent disclosures and related reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations.

Permit means any approval, consent, license, permit, registration, certificate, waiver, confirmation or other authorization issued, granted or otherwise made available by any Governmental Authority.

Permitted Lien means (i) any Lien for Taxes that are not yet due and payable or (ii) any carrier’s, warehouseman’s, mechanic’s, materialman’s, repairman’s, landlord’s, lessor’s or similar statutory Lien incidental to the Ordinary Course of Business, or (iii) the security interest securing the Related Party Secured Debt, if any.

Person means any individual, corporation, general or limited partnership, limited liability company, joint venture, association, organization, estate, trust or other entity or any Governmental Authority.

Proceeding means any action, litigation, arbitration or administrative hearing.

Proprietary Information means trade secrets and proprietary or confidential business information, including: (i) ideas, formulas, discoveries and inventions (whether patentable or unpatentable, and whether or not reduced to practice), (ii) know-how, (iii) regulated medical waste treatment processes and techniques, and (iv) computer source codes, programs, software and documentation (other than those that are commercially available).

Purchase Price is defined in Section 3.1.

Purchaser means Rotate Black, Inc., a Nevada corporation with its principal executive offices at 932 Spring Street, Suite 201, Petoskey, Michigan 49770.

Purchaser Closing Conditions is defined in Section 9.1.

Real Property means land or an interest in land (other than an interest in a Facility Lease). As the context requires, the term “Real Property” includes: (i) all buildings and other improvements on the land; (ii) all mechanical and other equipment systems (whether or not “fixtures” under local Law) providing heat, ventilation, air-conditioning, light, plumbing, utility services and fire and other protection to the land or any building or improvement on the land; and (iii) all privileges, rights, easements, hereditaments and appurtenances related to or for the benefit of the land.

Related Party means (i) any Affiliate of Seller or the Company or (ii) any Person for which any officer or director of the Company is serving as an officer, director, partner, manager, executor, trustee or in a similar capacity or in which any officer or director of the Company has an equity, beneficial or other financial interest.

Release means a spill, leak, emission, discharge, deposit, dumping or other release into the environment, whether intentional or unintentional.

Schedule means a schedule to this Agreement referred to in Article 5.

Securities Act means the Securities Act of 1933, as amended.

Seller means all the stockholders of the Company as listed on Schedule I attached hereto.

Seller Closing Conditions is defined in Section 9.2.

Software means any computer program, operating system, applications system, firmware or software of any nature, whether operational, under development or inactive, including all object code, source code, technical manuals, test scripts, user manuals and other documentation, whether in machine-readable form, programming language or any other language or symbols, and whether stored, encoded, recorded or written on disk, tape, film, memory device, paper or other media of any nature and any data bases necessary to operate any such computer program, operating system, application system, firmware or software, but does not include Software which is commercially available for $5,000 or less.

Suit means any action, suit, proceeding, arbitration, audit, hearing or investigation (whether civil, criminal, administrative or investigative in nature, and whether formal or informal) by, before or in any court, Governmental Authority or arbitrator.

Tax means any federal, state, provincial, local, municipal or foreign income, gross receipts, capital stock, profits, withholding, social security, unemployment, real property, personal property, stamp, excise, occupation, sales, use, value added, estimated or other tax (including any related interest, fines, penalties and additions), whether disputed or not.

Tax Return means any return (including any information return), report, statement, form or other document required to be filed with or submitted to any Governmental Authority in connection with the determination, assessment, collection or payment of any Tax.

Threatened means, in respect of a Suit, that Notice has been given, or an other event has occurred or any other circumstance exists, that would lead a prudent individual to conclude that the Suit is likely to be initiated or otherwise pursued in the future.

Threshold is defined in Section 11.3.

Valuation Date means the last day of the applicable calendar quarter for which the Quarterly Earnout is being determined.

Vehicles means trucks, trailers, automobiles and other vehicles used, held for use or useful in the conduct of the Business.

Vehicle Lease means a Contract for the lease of a Truck or for the purchase of a Vehicle under a conditional sales or title retention agreement.

Schedule I

All the stockholders of the Company